STOCKHOLDERS AGREEMENT

Dated as of August 31, 2017

THIS STOCKHOLDERS AGREEMENT is made and entered into as of August 31, 2017, by and among Global Payments Inc., a Georgia corporation (the “Company”), each of the Persons whose name appears on the signature page hereto (collectively, the “Stockholders”) and any Permitted Transferee that becomes a party to this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A.
RECITALS
WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase and Merger Agreement (the “Merger Agreement”), dated as of August 2, 2017, by and among Athlaction Topco, LLC, a Delaware limited liability company, the Company, Athens Merger Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Company, each of the Vista Blocker Sellers (as defined therein), Vista Equity Partners Management, LLC, solely in its capacity as Sellers’ Representative (as defined therein) and, solely for purposes of certain specified Sections thereof, the Vista AIVs and the Vista GPs (as defined therein), the parties hereto desire to enter into this Agreement in order to establish certain rights, restrictions and obligations of the Stockholders and their Permitted Transferees, as well as to set forth certain other arrangements relating to the Company and its securities.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:
Section 1.Definitions.

(a)As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” shall have a correlative meaning; provided, however, that for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, (i) neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of any Stockholder, and (ii) no Stockholder shall be deemed to be an Affiliate of the Company or any of its subsidiaries.
“Activist” means, as of any date of determination, (i) a Person that has, directly or indirectly, including through its Affiliates, whether individually or as a member of a Group, within the five-year period immediately preceding such date of determination, (A) made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) to vote, or advise or knowingly influence any Person with respect to the voting of, any equity securities of the Company, including in connection with a proposed change of control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (B) called, or publicly sought to call, a meeting of the shareholders of the Company or initiated any shareholder proposal for action by shareholders of the Company, in each case not approved (at the time of the first such action) by the board of directors of the Company, (C) otherwise publicly acted, alone or in concert with others, to seek to control or influence the management or the policies of the Company (provided, that this clause (C) is not intended to include the activities of any member of the board of directors of the Company, with respect to the Company, taken in good faith solely in his or her capacity as a director of the Company), (D) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of the Company that was not approved (at the time of commencement) by the board of directors of the Company in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (E) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing or (ii) any Person listed on Schedule A hereto.
“Agreement” means this Stockholders Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member or is otherwise acting in concert. “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall have a correlative meaning.
“Board” means the Board of Directors of the Company.
“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.
“Common Stock” means the common stock, no par value, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Company” has the meaning set forth in the Preamble.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder (or under any successor statute).
“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal), (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal and self-regulatory organizations, or (iv) any national securities exchange or national quotation system.
“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.
“Laws” means, collectively, any applicable federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.
“Merger Agreement” has the meaning set forth in the Recitals.
“Permitted Transferee” means, with respect to any Stockholder, any Affiliate or limited partner of the Stockholder or such Affiliate (including any investment funds managed or affiliated with Vista Equity Partners Management, LLC and any investment vehicle of such investment funds) that becomes a party to and fully subject to and bound by this Agreement to the same extent as the transferring party by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A.
“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof, or any other entity or Group comprised of two or more of the foregoing.
“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Total Voting Power” means, at any time, the total number of votes then entitled to be cast by holders of the outstanding Common Stock and any other securities entitled to vote generally in the election of directors to the Board and not solely upon the occurrence and during the continuation of certain specified events.
“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, encumbrance, gift, pledge, assignment, attachment or other transfer, in any case, whether by merger, testamentary disposition, operation of Law or otherwise, and entry into a definitive agreement with respect to any of the foregoing and, when used as a verb, to directly or indirectly, voluntarily or involuntarily, sell, dispose, hypothecate, mortgage, encumber, gift, pledge, assign, attach or otherwise transfer, in any case, whether by merger, testamentary disposition, operation of Law or otherwise, or enter into a definitive agreement with respect to any of the foregoing. For purposes of this Agreement, the sale of the interest of a party to this Agreement in an Affiliate of such party which Beneficially Owns Voting Securities shall be deemed a Transfer by such party of such Voting Securities unless such party retains Beneficial Ownership of such Voting Securities following such transaction.
“Voting Securities” means, at any time, shares of any class of Capital Stock or other securities of the Company, including the Common Stock, which are entitled to vote generally in the election of directors to the Board and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock (whether or not currently so convertible, exercisable or exchangeable or only upon the passage of time, the occurrence of certain events or otherwise).

(b)In addition to the above definitions, unless the context requires otherwise:

(i)    any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form, as amended or modified from time to time, and shall also include any successor statute, regulation, rule or form, as amended or modified from time to time;
(ii)    the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
(iii)    references to “Section” are references to Sections of this Agreement;
(iv)    words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;
(v)    references to “dollars” or “$” in this Agreement are to United States dollars; and
(v)    references to “business day” mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or order to be closed.
Section 2.Standstill.

(a)Without the prior written approval of the Company, none of the Stockholders shall, directly or indirectly, and the Stockholders shall cause their controlled Affiliates not to, directly or indirectly: (i) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) to vote, or advise or knowingly influence, or seek to advise or knowingly influence, any Person with respect to the voting of, any Voting Securities, including by forming, joining or in any way participating in a Group (other than a group among the Stockholders and their Affiliates); (ii) form, join or in any way participate in, or enter into any agreement, arrangement or understanding with, a Group with respect to Voting Securities (other than a group among the Stockholders and their Affiliates); (iii) commence any tender or exchange offer for any Voting Securities; (iv) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, or publicly support, announce, endorse or encourage or submit to the Company or its Board, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of its subsidiaries, or that would result in the Stockholders (collectively) Beneficially Owning, in the aggregate, Voting Securities representing more than the Voting Securities Beneficially Owned by the Stockholders (collectively) as of the date of this Agreement, or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses or any recapitalization, restructuring, change in control or similar extraordinary transaction involving the Company or any of its subsidiaries; (v) call or seek to call a meeting of the stockholders of the Company or initiate, support or endorse any stockholder proposal for action by stockholders of the Company, including any action by written consent; (vi) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, through the use of a derivative instrument or voting agreement, or otherwise, Beneficial Ownership of any additional Voting Securities (other than (A) pursuant to any stock split or stock dividend or similar corporate action affecting all security holders on a pro rata basis, (B) from other Stockholders or their Affiliates or (C) through open-market purchases, up to an amount such that the Stockholders Beneficially Own, in the aggregate, less than 6% of the Total Voting Power); (vii) deposit any Voting Securities in a voting trust or similar arrangement or subject any Voting Securities to any voting agreement, pooling agreement or similar arrangement (other than such agreements or arrangements among the Stockholders and their Affiliates); (viii) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing prohibited activities; (ix) otherwise act, alone or in concert with others, to seek to control or knowingly influence the management or the policies of the Company; (x) advise or knowingly assist, encourage or act as a financing source for or otherwise invest in or enter into any discussions, negotiations, agreements or arrangements with, any other Person in connection with any of the foregoing, (xi) publicly request that the Company amend, waive or otherwise consent to any action inconsistent with any provision of this Section 2(a); (xii) publicly disclose, directly or through any representative, any intention, plan or arrangement inconsistent with any of the foregoing; or (xiii) take any action which could require the Company to make a public announcement regarding the possibility of any of the foregoing.

Section 3.Transfer Restriction.

(a)For so long as this Agreement remains in effect, the Stockholders shall not, nor shall any Stockholder permit any of its controlled Affiliates to, Transfer any Voting Securities Beneficially Owned by such Person as of the date of this Agreement, other than (i) in a Transfer by a Stockholder to a Permitted Transferee of the applicable Stockholder, so long as such Permitted Transferee, as a condition to such transfer, executes a joinder to this Agreement in the form attached as Exhibit A hereto or (ii) in compliance with each of the following clauses (A) and (B):

(A)in a transaction with any Person or Group who, after consummation of such Transfer, would not have Beneficial Ownership of Voting Securities representing in the aggregate 5.0% or more of the Total Voting Power; and

(B)to a Person or Group that, to such Stockholder’s knowledge, is not an Activist or member of a Group that includes an Activist.

(b)The restrictions set forth in this Section 3 shall not apply to (i) Transfers of Voting Securities pursuant to any sale, merger, consolidation, acquisition (including by way of tender offer or exchange offer or share exchange), recapitalization or other business combination involving the Company or any of its subsidiaries pursuant to which more than 25% of the Voting Securities or the consolidated total assets of the Company would be acquired or received by any Person (other than the Company or its subsidiaries) in one or a series of related transactions, provided that the Board has approved such transaction or proposed such transaction and recommended it to the stockholders of the Company (and has not withdrawn such recommendation), (ii) open market transactions pursuant to Rule 144 or (iii) transactions pursuant to an effective registration statement; provided that, in the case of each of clauses (ii) and (iii), the Stockholder does not have knowledge that the Transfer would not be in compliance with clauses (A) or (B) above. Without limiting any of the foregoing restrictions, no Stockholder shall Transfer any Voting Securities Beneficially Owned by it to any Permitted Transferee unless such Permitted Transferee becomes a party to and fully subject to and bound by this Agreement to the same extent as the Stockholder by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A. Without limiting the foregoing, the Stockholders agree that they will not Transfer any Voting Securities except pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state, federal and foreign securities Laws. The restrictions set forth in this Section 3 shall be in addition to, and not in limitation of, any restrictions applicable to the Stockholders pursuant to the Merger Agreement.

(c)The right of any Stockholder or any of their respective Affiliates to Transfer Voting Securities Beneficially Owned by such Person is subject to the restrictions set forth in this Section 3, and no Transfer by any Stockholder or any of its Affiliates of Voting Securities Beneficially Owned by such Person may be effected except in compliance with this Section 3, Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company. No Transfer by a Stockholder shall be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is (x) in compliance with this Section 3, and (y) registered under, exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities Laws.

(d)With respect to the Stockholders, any certificates for shares of Common Stock shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such shares of Common Stock under the Securities Act and under this Agreement, which legend shall state in substance:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A STOCK PURCHASE AND MERGER AGREEMENT, DATED AS OF AUGUST 2, 2017, BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, AND A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 31, 2017, BY AND AMONG THE COMPNAY AND CERTAIN OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”
(e)Notwithstanding the foregoing Section 3(d), upon request of a Stockholder, if at any time the restrictions on transfer under the Securities Act are no longer applicable, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the foregoing legend is no longer required under the Securities Act, the Company shall promptly cause the foregoing legend to be removed from any certificate for any shares of Common Stock to be Transferred by a Stockholder (other than a Transfer to a Permitted Transferee); provided, that such Transfer is permitted under this Agreement and the Merger Agreement.

Section 4.Representations and Warranties.

(a)Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Company (and each Permitted Transferee hereby represents and warrants to the Company, as of the date of the joinder agreement pursuant to which such Permitted Transferee became a party to this Agreement), as follows:

(i)It is duly organized and validly formed under the Laws of the jurisdiction of its organization. It has the full right, power and authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(ii)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in such Stockholder or in the Voting Securities Beneficially Owned by such Stockholder, other than those which have been obtained prior to the date hereof and are in full force and effect.

(iii)This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(iv)The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with, result in a breach of or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under applicable Law, any trust instrument, organizational document, or any contract or agreement to which it is a party.

(v)Other than the 6,125,499 shares of Common Stock in the aggregate that the Stockholders received at the Closing (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement, the Stockholders do not Beneficially Own any shares of Common Stock or other Voting Securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which such Stockholder has a contractual obligation with respect to the voting or Transfer of any Voting Securities or which are otherwise inconsistent with or conflict with any provision of this Agreement.

(b) Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(i)The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Georgia. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(ii)The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(iii)The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with, result in a breach of or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under applicable Law, the organizational documents of the Company or any contract or agreement to which the Company is a party.

Section 5.Miscellaneous.

(a)Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of (i) the Company, in the case of the Stockholders, or (ii) the Stockholders Beneficially Owning a majority of the Voting Securities then owned by all Stockholders, in the case of the Company. Any purported assignment in contravention hereof shall be null and void. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

(b)Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any party hereto, as applicable, in accordance with their specific terms or were otherwise breached by any party hereto, as applicable. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without any requirement to post or provide any bond or other security in connection therewith, to prevent breaches of this Agreement by any party, as applicable, and to enforce specifically the terms and provisions hereof against such party, as applicable, in any court having jurisdiction, this being in addition to any other remedy to which the parties hereto are entitled at law or in equity.

(c)Waiver. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

(d)Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent permitted by law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, only if such court declines to accept jurisdiction over a particular matter, any United States federal court sitting in Wilmington, Delaware or, only if such Court of Chancery and such United States federal courts decline to accept jurisdiction over a particular matter, any other state court sitting in the State of Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.

(e)Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(f)Notices. All notices, demands and other communications to be given or delivered to the Company or the Stockholders under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, one (1) Business Day after being sent by reputable overnight courier or when transmitted by facsimile, telecopy (transmission confirmed), or e-mail, in each case as appropriate to the addresses indicated below (unless another address is so specified by the applicable party in writing):

If to the Company:
Global Payments Inc.
3550 Lenox Road, Suite 3000
Atlanta, GA 30326
Attention:    General Counsel
Facsimile:    (770) 829-8265
E-Mail:     david.green@globalpay.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:     Edward D. Herlihy
Jacob A. Kling
Facsimile:     (212) 403-2000
E-mail:        EDHerlihy@wlrk.com
JAKling@wlrk.com

If to the Stockholders:
c/o Vista Equity Partners Management, LLC
Four Embarcadero Center, 20th Floor
San Francisco, CA 94111
Attention:     David A. Breach and Andrew Tate
Facsimile:     (512) 730-2453
E-mail:        dbreach@vistaequitypartners.com;
atate@vistaequitypartners.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
555 California Street, Suite 2700
San Francisco, CA 94104
Attention:     Noah D. Boyens, P.C.
Vlad Kroll
Facsimile:     (415) 439‑1500
E-mail:     noah.boyens@kirkland.com;
vlad.kroll@kirkland.com

If to any Permitted Transferee, to such address as is designated by such Permitted Transferee in such Permitted Transferee’s joinder to this Agreement.
(g)Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The captions used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

(h)Counterparts. This Agreement may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument.

(i)Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Merger Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(j)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(k)Amendments and Waivers. No provision of this Agreement may be amended, modified or waived unless (i) in the case of an amendment or modification, such amendment or modification is in writing and signed by the Company and Stockholders Beneficially Owning a majority of the Voting Securities then owned by all Stockholders or (ii) in the case of a waiver, such waiver is in writing and signed by the Company, if the waiver is to be effective against the Company, or the Stockholders Beneficially Owning a majority of the Voting Securities then owned by all Stockholders, if the waiver is to be effective against any Stockholder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(l)Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby, in each case at the requesting party’s expense.

(m)Term and Termination. This Agreement will be effective as of the date hereof and shall terminate on the second anniversary of the date hereof. This Section 5 shall survive such termination.

(n)Stockholder Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of the Stockholders shall be made by and shall be valid and binding upon all Stockholders if made by Stockholders Beneficially Owning a majority of the Voting Securities then owned by all Stockholders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

GLOBAL PAYMENTS INC.

By:	/s/ David L. Green
Name:	David L. Green
Title:	Executive Vice President, General Counsel and Corporate Secretary

VEPF IV AIV VII-A, L.P.

By:    Vista Equity Partners Fund IV GP, LLC
Its:    General Partner

By:    VEP Group, LLC
Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name: Robert F. Smith
Title:    Managing Member

VEP Global Aggregator, LLC

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Manging Member

VEPF III AIV VI, L.P.
By:    Vista Equity Partners Fund III GP, LLC
Its:    General Partner

By:    VEP Group, LLC
Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Managing Member

VEPF IV AIV VII, L.P.

By:    Vista Equity Partners Fund IV GP, LLC
Its:    General Partner

By:    VEP Group, LLC
Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Managing Member

VFF I AIV IV, L.P.

By:    Vista Foundation Fund I GP, LLC
Its:    General Partner

By:    VEP Group, LLC

Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Managing Member

VISTA EQUITY PARTNERS FUND III GP, LLC

By:    VEP Group, LLC
Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Managing Member

VISTA EQUITY PARTNERS FUND IV GP, LLC

By:    VEP Group, LLC
Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Managing Member

VISTA FOUNDATION FUND I GP, LLC

By:    VEP Group, LLC
Its:    Senior Managing Member

By: /s/ Robert F. Smith_________________
Name:    Robert F. Smith
Title:    Managing Member

By: /s/ Todd Tyler_____________________-
Name:     Todd Tyler

By: /s/ Roland Tanner__________________
Name:     Roland Tanner
By: /s/ Amanda Johnson________________
Name:    Amanda Johnson

By: /s/ Andrew Williams________________
Name:    Andrew Williams

By: /s/ Ann McCloskey_________________
Name:    Ann McCloskey

By: /s/ Brian Jawalka___________________
Name:    Brian Jawalka

By: /s/ Chris Kraft_____________________-
Name:    Chris Kraft

By: /s/ Darryl Lewis____________________
Name:    Darryl Lewis

By: /s/ Dave Osborne____________________
Name:    Dave Osborne

By: /s/ Dave Wirta______________________
Name:    Dave Wirta

By: /s/ Deana Healy_____________________
Name:    Deana Healy

By: /s/ Gerald Ward____________________
Name:    Gerald Ward

By: /s/ Imran Shaikh____________________

Name:    Imran Shaikh

By: /s/ Jeremy Muench__________________
Name:    Jeremy Muench

By: /s/ Jimmy Kelly_____________________
Name:    Jimmy Kelly

By: /s/ Joe Lettween_____________________
Name:    Joe Lettween

By: /s/ Leonard Ward____________________
Name:    Leonard Ward

By: /s/ Phil Bussey______________________
Name:    Phil Bussey

By: /s/ Robb Ellis_______________________
Name:    Robb Ellis

By: /s/ Sean Pickett______________________
Name:    Sean Pickett

By: /s/ Tom Coffey_______________________
Name:    Tom Coffey

EXHIBIT A
FORM OF JOINDER
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders Agreement, dated as of August 31, 2017 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Global Payments Inc., a Georgia corporation, each of the Persons whose name appears on the signature page thereto, and any Permitted Transferee that becomes a party to the Stockholders Agreement in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.
By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming a Stockholder, to become a party to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to the Stockholders, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement. Without limiting the foregoing, the undersigned hereby acknowledges and agrees that the Stockholders Beneficially Owning a majority of the Voting Securities then owned by all Stockholders shall be entitled to act on behalf of and bind the undersigned under the Stockholders Agreement.
The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [Transferor].
The undersigned acknowledges and agrees that Section 5(a) through Section 5(l) of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.
[Remainder of page intentionally left blank]

[Signature Page to Joinder]

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the ___ day of ___________, ____.
TRANSFEREE

_______________________________
Name:

Notice Information
Address:
Telephone:
Facsimile:
Email:
[Signature Page to Joinder]

AGREED AND ACCEPTED
as of the ____ day of _______________, _______.

GLOBAL PAYMENTS INC.

By:    ________________________________
Name:
Title:

[TRANSFEROR]

By:    ________________________________
Name:
Title:

Schedule A

1.	Ancora Advisors LLC

2.	Barington Companies Investors LLC

3.	Basswood Capital Management LLC

4.	Biglari Capital Corp.

5.	Bulldog Investors LLC

6.	Cannell Capital, LLC

7.	Carlson Capital LP

8.	Clinton Group, Inc.

9.	Clover Partners LP

10.	Corvex Management LP

11.	Crescendo Advisors LLC

12.	Discovery Group I LLC

13.	Elliott Management Corporation

14.	Engaged Capital LLC

15.	Engine Capital Management LLC

16.	FrontFour Capital Group LLC

17.	GAMCO Asset Management, Inc.

18.	Greenlight Capital, Inc.

19.	Highland Capital Management, L.P.

20.	Icahn Associates Corp.

21.	JANA Partners LLC

22.	JCP Investment Management LLC

23.	Karpus Investment Management

24.	Land & Buildings Investment Management LLC

25.	Lone Star Value Management, LLC

26.	Lucus Advisors LLC

27.	Marcato Capital Management LP

28.	Northern Right Capital Management LP

29.	Osmium Partners LLC

30.	Pershing Square Capital Management LP

31.	PL Capital Advisors LLC

32.	Potomac Capital Management, Inc.

33.	Privet Fund Management LLC

34.	Raging Capital Management, LLC

35.	Red Mountain Capital Partners LLC

36.	Sandell Asset Management Corp.

37.	Sarissa Capital Management LP

38.	Southeastern Asset Management, Inc.

39.	Starboard Value LP

40.	Steel Partners, L.L.C.

41.	Stilwell Value LLC

42.	TCI Fund Management Ltd.

43.	Third Point LLC

44.	Trian Fund Management, L.P.

45.	ValueAct Capital Management LP

46.	Veteri Place Corp.

47.	VIEX Capital Advisors, LLC

48.	Voce Capital Management LLC

49.	Western Investment LLC

50.	Wynnefield Capital Management, LLC